Exhibit 99.2
CRITEO APPOINTS CONNOR MCGOGNEY AS CHIEF FINANCIAL OFFICER
After Six Years as Chief Financial Officer, Sarah Glickman to Transition to Advisory Role
NEW YORK, August 5, 2026 – Criteo S.A. (NASDAQ: CRTO), (“Criteo” or the “Company”), the global commerce intelligence company, today announced the appointment of Connor McGogney as Chief Financial Officer, effective August 10, 2026. In addition to leading the Company's finance organization, McGogney will continue to oversee strategy, corporate development and partnerships. He succeeds Sarah Glickman, who has served as Chief Financial Officer since 2020 and will remain as an advisor through the end of September to support the transition.
McGogney currently serves as Chief Strategy Officer at Criteo. Since joining the Company in 2018, he has held senior leadership roles across strategy, corporate development, and finance, playing a central role in the Company’s long-term strategic priorities, financial planning, and capital allocation strategy. He brings more than 20 years of experience in corporate finance, capital markets and strategic planning, including leadership roles at Nielsen and Investment Banking at Credit Suisse. He received a B.S. in Information Sciences and Technology from the Pennsylvania State University and a M.B.A. with a focus on Corporate Finance from New York University. McGogney will continue to report to Chief Executive Officer Michael Komasinski and will remain based in New York.
"Connor brings a unique combination of finance and strategy expertise, capital markets experience and relationships, and a deep understanding of our business," said Michael Komasinski, Chief Executive Officer of Criteo. "He has been a trusted partner on our executive team and to our Board of Directors in our financial and long-term strategic planning and capital allocation, and we are confident Connor is the right leader to oversee our finance organization as we execute against our strategy."
"I am honored to take on the role of Chief Financial Officer at Criteo,” said Connor McGogney. “I look forward to continuing to work with the rest of the executive team as we build on our strong financial foundation and execute our strategy with discipline to maximize shareholder value."
"On behalf of the Board and the entire leadership team, I want to thank Sarah for her outstanding leadership and significant contributions over the past six years," Komasinski added. "Sarah has been instrumental in strengthening Criteo’s financial foundation, driving greater operational discipline and helping guide the Company through a period of significant transformation."
"Serving as Criteo's Chief Financial Officer has been one of the most rewarding experiences of my career," said Sarah Glickman. "I am incredibly proud of what we have accomplished together and deeply grateful to my colleagues across Criteo for their partnership, dedication and support over the past six years."
Contacts
Investor Relations & Corporate Communications
Melanie Dambre, m.dambre@criteo.com
Public Relations
Amanda Echavarri, a.echavarri@criteo.com
About Criteo
Criteo (NASDAQ: CRTO) is the global commerce intelligence platform that drives performance for brands, agencies, retailers, and publishers. Built on proprietary commerce data from more than $1 trillion in annual sales and two decades of AI innovation, Criteo helps companies across the ecosystem make smarter decisions and achieve better outcomes, while delivering more relevant experiences for shoppers. With thousands of clients and deep partnerships across global retail and digital commerce, Criteo provides the technology and insights businesses need to compete and grow. For more information, please visit www.criteo.com.
Forward Looking Statements Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on beliefs of management of the Company and assumptions and on information currently available to the Company’s management. These forward-looking statements include, but are not limited to, statements regarding the succession of the Company’s Chief Financial Officer. Forward-looking statements represent the Company’s management’s beliefs and assumptions only as of the date of this report, and nothing in this report should be regarded as a representation by any person that these beliefs or assumptions will take place or occur. You should read the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended, and subsequent Quarterly Reports on Form 10-Q, including the Risk Factors set forth therein and the exhibits thereto, as well as future filings and reports by the Company and its subsidiaries, completely and with the understanding that the Company’s actual future results may be materially different from what the Company expects. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.